Exhibit 99.1
For Immediate Release

Hudson Global Reports 2022 Second Quarter Results

OLD GREENWICH, CT - August 11, 2022 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the second quarter ended June 30, 2022.

2022 Second Quarter Summary

•Revenue of $51.0 million increased 28.4% from the second quarter of 2021 and 37.4% in constant currency.
•Adjusted net revenue of $27.3 million increased 80.7% from the second quarter of 2021 and 90.6% in constant currency.
•Net income increased to $3.1 million, or $0.98 per diluted share, compared to net loss of $0.1 million, or $0.04 per diluted share, for the second quarter of 2021. Adjusted net income per diluted share (non-GAAP measure)* was $1.25 compared to adjusted net income per diluted share of $0.15 in the second quarter of 2021.
•Adjusted EBITDA (non-GAAP measure)* was $5.7 million compared to adjusted EBITDA of $1.7 million in the second quarter of 2021.
•Total cash including restricted cash was $26.2 million at June 30, 2022.

"Our business exhibited very strong growth in revenue, adjusted net revenue, and adjusted EBITDA across all three regions in the second quarter of 2022 versus the prior year quarter," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "Globally, our sales teams continue to deliver new business wins while our delivery teams continue to provide excellent service to our clients. The strong momentum and organic growth we have been generating is a testament to the dedication and quality of our team. Consistent with our growth strategy, we continue to invest in organic growth and evaluate potential bolt-on acquisition opportunities."

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Americas

In the second quarter of 2022, Americas revenue of $14.4 million increased 169% and adjusted net revenue of $13.8 million increased 177% from the second quarter of 2021. Strong organic growth as well as the acquisition of Karani in Q4 2021 contributed to the region's overall growth. EBITDA increased to $2.3 million in the second quarter of 2022 from an EBITDA loss of $0.2 million in same period last year. The region recorded adjusted EBITDA of $3.4 million in the second quarter of 2022 compared to adjusted EBITDA of $0.5 million in the same period last year.

Asia Pacific

Asia Pacific revenue of $29.9 million increased 12% and adjusted net revenue of $9.2 million increased 42% in the second quarter of 2022 compared to the same period in 2021. EBITDA was $2.3 million in the second quarter of 2022 compared to EBITDA of $1.0 million in the same period one year ago, and adjusted EBITDA was $2.6 million compared to adjusted EBITDA of $1.4 million in the second quarter of 2021.

Europe

Europe revenue in the second quarter of 2022 increased 34% to $6.6 million and adjusted net revenue of $4.3 million increased 49% from the second quarter of 2021. EBITDA increased to $0.6 million in the second quarter of 2022 compared to EBITDA of $0.5 million in the same period one year ago. Adjusted EBITDA increased to $0.8 million in the second quarter of 2022 compared to adjusted EBITDA of $0.6 million in the second quarter of 2021.

Corporate Costs

In the second quarter of 2022, the Company's corporate costs were $1.0 million compared to $0.8 million in the prior year quarter. Corporate costs in the second quarter of 2021 excluded $0.1 million of non-recurring expenses.

Liquidity and Capital Resources

The Company ended the second quarter of 2022 with $26.2 million in cash, including $0.4 million in restricted cash. The Company generated $7.6 million in cash flow from operations during the second quarter of 2022 compared to generating $1.0 million of cash flow from operations in the second quarter of 2021.

Share Repurchase Program

Since the beginning of 2019, the Company has reduced its share count by 12% and continues to view share repurchases as an attractive use of capital. Under its $10 million common stock share repurchase program, the Company has $1.7 million remaining.

NOL Carryforward

As of December 31, 2021, Hudson Global has $312 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

COVID-19 Update

The Company is monitoring the business environment surrounding COVID-19 and continues to proactively address this situation as it evolves. The Company believes it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

The Company will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Fee Dial-In Number: (877) 407-9753
•International Dial-In Number: (201) 493-6739

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the adverse impacts of the coronavirus, or COVID-19 pandemic; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 pandemic; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals, management, and advisors; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$50,961	$39,674	$102,878	$74,135

Operating expenses:
Direct contracting costs and reimbursed expenses	23,687	24,583	50,031	46,326
Salaries and related	19,221	12,281	37,482	22,871
Office and general	2,757	2,018	5,188	3,642
Marketing and promotion	1,079	384	2,034	760
Depreciation and amortization	337	113	661	223
Total operating expenses	47,081	39,379	95,396	73,822
Operating income	3,880	295	7,482	313
Non-operating income (expense):
Interest income, net	3	9	5	19
Other expense, net	(9)	(37)	(58)	(90)
Income before income taxes	3,874	267	7,429	242
Provision for income taxes	781	389	1,317	567
Net income (loss)	$3,093	$(122)	$6,112	$(325)
Earnings (loss) per share:
Basic	$1.02	$(0.04)	$2.04	$(0.11)
Diluted	$0.98	$(0.04)	$1.95	$(0.11)
Weighted-average shares outstanding:
Basic	3,028	2,906	2,997	2,899
Diluted	3,146	2,906	3,132	2,899

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$25,849	$21,714
Accounts receivable, less allowance for doubtful accounts of $64 and $196, respectively	31,646	25,748
Restricted cash, current	165	222
Prepaid and other	1,770	1,476
Total current assets	59,430	49,160
Property and equipment, net of accumulated depreciation of $823 and $807, respectively	446	371
Operating lease right-of-use assets	943	477
Deferred tax assets, net	1,494	1,345
Restricted cash	190	177
Goodwill	4,219	4,219
Intangible assets, net of accumulated amortization of $1,087 and $532, respectively	4,933	5,488
Other assets	5	5
Total assets	$71,660	$61,242
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$999	$871
Accrued salaries, commissions, and benefits	13,965	10,961
Accrued expenses and other current liabilities	8,245	6,748
Note payable – short term	1,869	750
Operating lease obligations, current	491	363
Total current liabilities	25,569	19,693
Income tax payable	78	470
Operating lease obligations	462	118
Note payable – long term	—	1,250
Other liabilities	383	395
Total liabilities	26,492	21,926
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,816 and 3,694 shares issued; 2,822 and 2,707 shares outstanding, respectively	4	4
Additional paid-in capital	490,490	489,249
Accumulated deficit	(428,411)	(434,523)
Accumulated other comprehensive loss, net of applicable tax	(1,360)	(85)
Treasury stock, 994 and 987 shares, respectively, at cost	(15,555)	(15,329)
Total stockholders' equity	45,168	39,316
Total liabilities and stockholders' equity	$71,660	$61,242

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$14,415	$29,944	$6,602	$—	$50,961
Adjusted net revenue, from external customers (1)	$13,809	$9,174	$4,291	$—	$27,274
Net income					$3,093
Provision from income taxes					781
Interest income, net					(3)
Depreciation and amortization					337
EBITDA (loss) (2)	$2,291	$2,262	$551	$(896)	4,208
Non-operating expense (income), including corporate administration charges	123	321	136	(571)	9
Stock-based compensation expense	159	62	66	408	695
Non-recurring severance and professional fees	128	—	—	12	140
Compensation expense related to acquisitions (3)	664	—	—	—	664
Adjusted EBITDA (loss) (2)	$3,365	$2,645	$753	$(1,047)	$5,716

For The Three Months Ended June 30, 2021	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$5,366	$28,801	$5,507	$—	$39,674
Adjusted net revenue, from external customers (1)	$4,993	$6,880	$3,218	$—	$15,091
Net loss					$(122)
Provision for income taxes					389
Interest income, net					(9)
Depreciation and amortization					113
EBITDA (loss) (2)	$(173)	$1,003	$476	$(935)	371
Non-operating expense (income), including corporate administration charges	94	351	85	(493)	37
Stock-based compensation expense	145	86	62	501	794
Non-recurring severance and professional fees	8	—	—	82	90
Compensation expense related to acquisitions (3)	390	—	—	—	390
Adjusted EBITDA (loss) (2)	$464	$1,440	$623	$(845)	$1,682

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$29,026	$61,077	$12,775	$—	$102,878
Adjusted net revenue, from external customers (1)	$27,511	$17,387	$7,949	$—	$52,847
Net income					$6,112
Provision from income taxes					1,317
Interest income, net					(5)
Depreciation and amortization					661
EBITDA (loss) (2)	$4,705	$4,289	$698	$(1,607)	8,085
Non-operating expense (income), including corporate administration charges	335	580	252	(1,109)	58
Stock-based compensation expense	321	132	114	674	1,241
Non-recurring severance and professional fees	128	—	—	28	156
Compensation expense related to acquisitions (3)	1,411	—	—	—	1,411
Adjusted EBITDA (loss) (2)	$6,900	$5,001	$1,064	$(2,014)	$10,951

For The Six Months Ended June 30, 2021	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$9,927	$54,141	$10,067	$—	$74,135
Adjusted net revenue, from external customers (1)	$9,202	$12,638	$5,969	$—	$27,809
Net loss					$(325)
Provision for income taxes					567
Interest income, net					(19)
Depreciation and amortization					223
EBITDA (loss) (2)	$(451)	$1,765	$546	$(1,414)	446
Non-operating expense (income), including corporate administration charges	159	667	224	(960)	90
Stock-based compensation expense	256	129	81	630	1,096
Non-recurring severance and professional fees	23	—	—	99	122
Compensation expense related to acquisitions (3)	681	—	—	—	681
Adjusted EBITDA (loss) (2)	$668	$2,561	$851	$(1,645)	$2,435

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2022	2021
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$14,415	$5,366	$(10)	$5,356
Asia Pacific	29,944	28,801	(2,018)	26,783
Europe	6,602	5,507	(565)	4,942
Total	$50,961	$39,674	$(2,593)	$37,081
Adjusted net revenue (1)
Americas	$13,809	$4,993	$(10)	$4,983
Asia Pacific	9,174	6,880	(438)	6,442
Europe	4,291	3,218	(333)	2,885
Total	$27,274	$15,091	$(781)	$14,310
SG&A:(2)
Americas	$11,440	$5,058	$(10)	$5,048
Asia Pacific	6,546	5,542	(342)	5,200
Europe	3,600	2,656	(275)	2,381
Corporate	1,471	1,427	—	1,427
Total	$23,057	$14,683	$(627)	$14,056
Operating income (loss):
Americas	$2,093	$(168)	$—	$(168)
Asia Pacific	2,575	1,338	(97)	1,241
Europe	681	553	(57)	496
Corporate	(1,469)	(1,428)	—	(1,428)
Total	$3,880	$295	$(154)	$141
EBITDA (loss):
Americas	$2,291	$(173)	$(1)	$(174)
Asia Pacific	2,262	1,003	(69)	934
Europe	551	476	(47)	429
Corporate	(896)	(935)	—	(935)
Total	$4,208	$371	$(117)	$254

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2022	Net Income	Outstanding	Share (1)
Net income	$3,093	3,146	$0.98
Non-recurring severance and professional fees (after tax)	140	3,146	0.04
Compensation expense related to acquisitions (after tax) (2)	695	3,146	0.22
Adjusted net income (3)	$3,928	3,146	$1.25

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2021	Net Income	Outstanding (4)	Share (1)
Net loss	$(122)	2,906	$(0.04)
Non-recurring severance and professional fees (after tax)	90	2,974	0.03
Compensation expense related to acquisitions (after tax) (2)	482	2,974	0.16
Adjusted net income (3)	$450	2,974	$0.15

(1)    Amounts may not sum due to rounding.

(2)    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months, as well as earn out payments. In addition, in 2022 represents compensation expense payable in the form of a CFO retention payment per the terms of the Karani acquisition.

(3)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.

(4)    The weighted average number of shares outstanding used in the computation of diluted net income per share for the three months ended June 30, 2021 did not include potentially outstanding shares of common stock because the effect would have been anti-dilutive. However, these shares have been added to the adjusted net income per share reconciliation when their impact would be dilutive.